Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alibaba Group Holding Limited of our report dated May 20, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alibaba Group Holding Limited’s Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China

October 13, 2026